Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in Registration Statement No. 333-260168 on Form S-11 of our report dated March 11, 2022 relating to the consolidated financial statements of Blackstone Real Estate Income Trust, Inc., appearing in the Prospectus Supplement, which is part of this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP

New York, New York

April 1, 2022